                                Nicor Inc.
                                Birdsall, Inc. Retirement Savings Plan
                                Form 11-K
                                Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Nicor Inc.:

We consent to the incorporation by reference in Registration Statement No. 333-107375 of Nicor Inc. on Form S-8 of our report dated June 14, 2006, on the financial statements of the Birdsall, Inc. Retirement Savings Plan as of and for the years ended December 31, 2005 and 2004, appearing in this Annual Report on Form 11-K of Birdsall, Inc. Retirement Savings Plan for the year ended December 31, 2005.

DELOITTE & TOUCHE LLP

Fort Lauderdale, Florida
June 14, 2006